Exhibit 99.1

Colgate Announces Agreement to Acquire Laboratoires Filorga Cosmétiques Skin Care Business

NEW YORK--(BUSINESS WIRE)--July 11, 2019--As part of its strategy to focus on its higher-margin oral care, personal care and pet nutrition businesses, and expanding its portfolio in premium skin care, Colgate-Palmolive Company (NYSE:CL) today announced that it has agreed to acquire the Laboratoires Filorga Cosmétiques (Filorga) Skin Care Business for an equity purchase price of €1,495.5 million (approximately US$1,690 million).

Filorga is a premium anti-aging skin care brand focused primarily on facial care. Originally founded in France in 1978, the brand is now sold in over 60 countries with its largest markets being France, Italy, Spain and Greater China. The Filorga brand leverages a multi-channel distribution strategy across pharmacy, online, specialty stores and travel retail.

Noel Wallace, Colgate’s President and CEO commented, “Filorga is a strong, premium-priced brand with distinctive positioning that fits well within our long-term personal care growth strategy. We are excited that this acquisition will add a high-growth, profitable, global skin care asset to the Colgate portfolio with the opportunity to drive continued growth through expanded distribution and awareness. This acquisition also provides Colgate entry into the fast-growing and sizeable travel retail channel, particularly in Asia.”

The transaction will be financed with a combination of debt and cash and is currently expected to close in the third quarter of 2019. The acquisition is conditioned upon receipt of regulatory approvals in certain countries.

The transaction is expected to have no impact on diluted earnings per share in 2019.

Wachtell, Lipton, Rosen & Katz and CMS Francis Lefebvre Avocats acted as legal advisors and Citi acted as financial advisor to Colgate-Palmolive on the transaction. Bredin Prat acted as legal advisor and Goldman Sachs and BNP Paribas acted as financial advisors to Filorga Initiatives on the transaction.

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About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, elmex, Tom's of Maine, Sorriso, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Elta MD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about the Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-C

Cautionary Statement on Forward-Looking Statements

This press release may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth, among other things, anticipated results based on management's plans and assumptions and the timing of completion of the transaction. Such statements may relate, for example, to the expected timing of the closing of the transaction and the expected impact on 2019 earnings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company's business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company's filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained from the Company's website at http://www.colgatepalmolive.com.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291